Conflict Minerals Report of Micropac Industries, Inc.
 For the reporting period from January 1, 2014 to December 31, 2014

Introduction

This Conflict Minerals Report  of Micropac Industries Inc. (“Micropac Industries” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2014 to December 31, 2014.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this CMR

The Company’s core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company’s optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company’s basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac’s products are primarily sold to original equipment manufacturers (OEM’s) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act’s objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.  In addition, Micropac suppliers should undertake actions to flow down Micropac’s requirements and work with their suppliers to enable products that are DRC conflict free.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly. The Company used the CFSI practical guidance for downstream companies that identifies five due diligence steps.

Step 1: Establish Strong Company Management Systems
Step 2: Identify and Assess Risks in the Supply Chain
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence
Step 5: Report Annually on Supply Chain Due Diligence

Micropac Industries conducted a  reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the “EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative (“CFSI”), including the Conflict-Free Smelter Program (“CFSP”).

Due Diligence Results

Based on the information provided by the Company supply chain and the Company’s due diligence process, the Company identified 261 Smelters or Refineries (SORs) used to process Conflict Minerals in the Covered Products.

With respect to the 261 SORs identified by the Company’s suppliers, 155 were certified as conflict-free by the CFSP and listed on the Conflict-Free Smelter Program’s website as conflict-free certified. The Company suppliers generally provided facility information representing their entire product lines therefore the covered minerals the facilities reported may not be contained in our products. Several suppliers identified covered minerals as sourced from the DRC covered areas on the CFSI active list waiting to be certified, eight suppliers identified covered minerals as sourced from the DRC covered area but CFSP compliant, and 3 suppliers reported smelters as unknown.

The 261 SOR facilities that were identified pursuant to the due diligence process are set forth below.

SMELTER LIST	CERTIFICATION	METAL
Advanced Chemical Company		Gold
AGR Mathey		Gold
Aida Chemical Industries Co., Ltd.	CFSP	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP	Gold
Almalyk Mining and Metallurgical Complex (AMMC)		Gold
AngloGold Ashanti Córrego do Sítio Mineraçäo	CFSP	Gold
Argor-Heraeus SA	CFSP	Gold
Asahi Pretec Corporation	CFSP	Gold
Asaka Riken Co., Ltd.		Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP	Gold
Aurubis AG	CFSP	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)		Gold
Bauer Walser AG		Gold
Boliden AB	CFSP	Gold
C. Hafner GmbH + Co. KG	CFSP	Gold
Caridad		Gold

CCR Refinery – Glencore Canada Corporation	CFSP	Gold
Cendres & Métaux SA		Gold
Chimet S.p.A.	CFSP	Gold
China National Gold Group Corporation		Gold
Chugai Mining		Gold
Colt Refining		Gold
Daejin Indus Co. Ltd		Gold
DaeryongENC		Gold
Daye Non-Ferrous Metals Mining Ltd.		Gold
Do Sung Corporation		Gold
Doduco		Gold
Dowa	CFSP	Gold
Eco-System Recycling Co., Ltd.	CFSP	Gold
FSE Novosibirsk Refinery		Gold
Gansu Seemine Material Hi-Tech Co Ltd		Gold
Guangdong Jinding Gold Limited		Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.		Gold
Heimerle + Meule GmbH	CFSP	Gold
Heraeus Ltd. Hong Kong	CFSP	Gold
Heraeus Precious Metals GmbH & Co. KG	CFSP	Gold
Hunan Chenzhou Mining Group Co., Ltd.		Gold
Hwasung CJ Co. Ltd		Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited		Gold
Ishifuku Metal Industry Co., Ltd.	CFSP	Gold
Istanbul Gold Refinery	CFSP	Gold
Japan Mint	CFSP	Gold
Jiangxi Copper Company Limited		Gold
Johnson Matthey Inc.	CFSP	Gold
Johnson Matthey Limited	CFSP	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP	Gold
JSC Uralelectromed	CFSP	Gold
JX Nippon Mining & Metals Co., Ltd.	CFSP	Gold
Kanfort Industrial (Yantai)		Gold
Kazzinc	CFSP	Gold
Kennecott Utah Copper LLC	CFSP	Gold
Kojima Chemicals Co., Ltd.	CFSP	Gold
Korea Metal Co. Ltd		Gold
Kyrgyzaltyn JSC		Gold
L'azurde Company For Jewelry	CFSP	Gold
Lingbao Jinyuan Tonghui Refinery Co. Ltd.		Gold
LS-NIKKO Copper Inc.	CFSP	Gold
Luoyang Zijin Yinhui Metal Smelt Co Ltd		Gold
Materion	CFSP	Gold

Matsuda Sangyo Co., Ltd.	CFSP	Gold
Metalor Technologies (Hong Kong) Ltd.	CFSP	Gold
Metalor Technologies (Singapore) Pte., Ltd.	CFSP	Gold
Metalor Technologies SA	CFSP	Gold
Metalor USA Refining Corporation	CFSP	Gold
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CFSP	Gold
Mitsubishi Materials Corporation	CFSP	Gold
Mitsui Mining and Smelting Co., Ltd.	CFSP	Gold
Moscow Special Alloys Processing Plant		Gold
Navoi Mining and Metallurgical Combinat		Gold
Nihon Material Co., Ltd.	CFSP	Gold
Ohio Precious Metals, LLC	CFSP	Gold
Ohura Precious Metal Industry Co., Ltd.	CFSP	Gold
OJSC Kolyma Refinery		Gold
OJSC Krastvetmet	CFSP	Gold
PAMP SA	CFSP	Gold
Penglai Penggang Gold Industry Co Ltd		Gold
Prioksky Plant of Non-Ferrous Metals		Gold
PT Aneka Tambang (Persero) Tbk	CFSP	Gold
PT Timah (Persero) Tbk Mentok	CFSP	Gold
PX Précinox SA	CFSP	Gold
Rand Refinery (Pty) Ltd.	CFSP	Gold
Royal Canadian Mint	CFSP	Gold
Sabin Metal Corp.		Gold
SAMWON METALS Corp.		Gold
Schöne Edelmetaal B.V.	CFSP	Gold
SEMPSA Joyería Platería SA	CFSP	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSP	Gold
So Accurate Group, Inc.		Gold
SOE Shyolkovsky Factory of Secondary Precious Metals		Gold
Solar Applied Materials Technology Corp.	CFSP	Gold
Sumitomo Metal Mining Co., Ltd.	CFSP	Gold
Tanaka Kikinzoku Kogyo K.K.	CFSP	Gold
The Great Wall Gold and Silver Refinery of China		Gold
The Refinery of Shandong Gold Mining Co., Ltd.	CFSP	Gold
Tokuriki Honten Co., Ltd.	CFSP	Gold
Tongling nonferrous Metals Group Co.,Ltd		Gold
Torecom		Gold
Umicore Brasil Ltda.	CFSP	Gold
Umicore Precious Metals Thailand	CFSP	Gold
Umicore SA Business Unit Precious Metals Refining	CFSP	Gold
United Precious Metal Refining, Inc.	CFSP	Gold
Valcambi SA	CFSP	Gold

Western Australian Mint trading as The Perth Mint	CFSP	Gold
Yamamoto Precious Metal Co., Ltd.	CFSP	Gold
Yokohama Metal Co., Ltd.		Gold
Yunnan Copper Industry Co Ltd		Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP	Gold
Zijin Mining Group Co., Ltd. Gold Refinery	CFSP	Gold
Changsha South Tantalum Niobium Co., Ltd.	CFSP	Tantalum
Conghua Tantalum and Niobium Smeltry	CFSP	Tantalum
Duoluoshan	CFSP	Tantalum
Exotech Inc.	CFSP	Tantalum
F&X Electro-Materials Ltd.	CFSP	Tantalum
Global Advanced Metals		Tantalum
Global Advanced Metals Aizu	CFSP	Tantalum
Global Advanced Metals Boyertown	CFSP	Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	CFSP	Tantalum
H.C. Starck Co., Ltd.	CFSP	Tantalum
H.C. Starck GmbH Goslar	CFSP	Tantalum
H.C. Starck GmbH Laufenburg	CFSP	Tantalum
H.C. Starck Group		Tantalum
H.C. Starck Hermsdorf GmbH	CFSP	Tantalum
H.C. Starck Inc.	CFSP	Tantalum
H.C. Starck Ltd.	CFSP	Tantalum
H.C. Starck Smelting GmbH & Co.KG	CFSP	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP	Tantalum
Hi-Temp Specialty Metals, Inc	CFSP	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP	Tantalum
Jiujiang Tanbre Co., Ltd.	CFSP	Tantalum
KEMET Blue Metals	CFSP	Tantalum
Kemet Blue Powder		Tantalum
KEMET Blue Powder	CFSP	Tantalum
King-Tan Tantalum Industry Ltd.	CFSP	Tantalum
LSM Brasil S.A.	CFSP	Tantalum
Metallurgical Products India Pvt., Ltd.	CFSP	Tantalum
Mineração Taboca S.A.	CFSP	Tantalum
Mitsui Mining & Smelting	CFSP	Tantalum
Molycorp Silmet A.S.	CFSP	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	CFSP	Tantalum
Plansee		Tantalum
Plansee SE Liezen	CFSP	Tantalum
Plansee SE Reutte	CFSP	Tantalum
QuantumClean	CFSP	Tantalum
RFH Tantalum Smeltry Co., Ltd.	CFSP	Tantalum
Shanghai Jiangxi Metals Co. Ltd		Tantalum

Solikamsk Magnesium Works OAO	CFSP	Tantalum
Taki Chemical	CFSP	Tantalum
Tantalite Resources		Tantalum
Telex Metals	CFSP	Tantalum
Ulba Metallurgical Plant JSC	CFSP	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd.	CFSP	Tantalum
Zhuzhou Cemented Carbide	CFSP	Tantalum
Alpha	CFSP	Tin
China Tin Group Co., Ltd.		Tin
CNMC (Guangxi) PGMA Co. Ltd.		Tin
Cooperativa Metalurgica de Rondônia Ltda.	CFSP	Tin
CV Duta Putra Bangka		Tin
CV Gita Pesona		Tin
CV Makmur Jaya		Tin
CV Serumpun Sebalai		Tin
CV United Smelting	CFSP	Tin
EM Vinto	CFSP	Tin
Estanho de Rondônia S.A.		Tin
Fenix Metals		Tin
FSE Novosibirsk Refinery		Tin
Gejiu Kai Meng Industry and Trade LLC		Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP	Tin
Gejiu Zi-Li		Tin
Huichang Jinshunda Tin Co. Ltd		Tin
Jiangxi Ketai Advanced Material Co., Ltd.	CFSP	Tin
Jiangxi Nanshan		Tin
Linwu Xianggui Smelter Co		Tin
Liuzhou China Tin		Tin
Magnu's Minerais Metais e Ligas Ltda.	CFSP	Tin
Malaysia Smelting Corporation (MSC)	CFSP	Tin
Melt Metais e Ligas S/A	CFSP	Tin
Metallo Chimique		Tin
Mineração Taboca S.A.	CFSP	Tin
Minmetals Ganzhou Tin Co. Ltd.		Tin
Minsur	CFSP	Tin
Mitsubishi Materials Corporation	CFSP	Tin
Mitsubishi Materials Corporation	CFSP	Tin
Novosibirsk Integrated Tin Works		Tin
O.M. Manufacturing (Thailand) Co., Ltd.		Tin
Operaciones Metalurgical S.A.	CFSP	Tin
PT Alam Lestari Kencana		Tin
PT Aries Kencana Sejahtera		Tin
PT Artha Cipta Langgeng	CFSP	Tin

PT ATD Makmur Mandiri Jaya	CFSP	Tin
PT Babel Inti Perkasa	CFSP	Tin
PT Babel Surya Alam Lestari		Tin
PT Bangka Kudai Tin		Tin
PT Bangka Putra Karya	CFSP	Tin
PT Bangka Timah Utama Sejahtera		Tin
PT Bangka Tin Industry	CFSP	Tin
PT Belitung Industri Sejahtera	CFSP	Tin
PT BilliTin Makmur Lestari		Tin
PT Bukit Timah	CFSP	Tin
PT DS Jaya Abadi	CFSP	Tin
PT Eunindo Usaha Mandiri	CFSP	Tin
PT Fang Di MulTindo		Tin
PT HP Metals Indonesia		Tin
PT Inti Stania Prima	CFSP	Tin
PT Justindo		Tin
PT Karimun Mining		Tin
PT Koba Tin		Tin
PT Mitra Stania Prima	CFSP	Tin
PT Panca Mega Persada	CFSP	Tin
PT Pelat Timah Nusantara Tbk		Tin
PT Prima Timah Utama	CFSP	Tin
PT Refined Bangka Tin	CFSP	Tin
PT Sariwiguna Binasentosa	CFSP	Tin
PT Seirama Tin investment		Tin
PT Stanindo Inti Perkasa	CFSP	Tin
PT Sumber Jaya Indah		Tin
PT Timah (Persero) Tbk Mentok	CFSP	Tin
PT Timah (Persero) Tbk Kundur	CFSP	Tin
PT Tinindo Inter Nusa	CFSP	Tin
PT Tommy Utama		Tin
PT Yinchendo Mining Industry		Tin
Rui Da Hung		Tin
Soft Metais Ltda.	CFSP	Tin
Thaisarco	CFSP	Tin
White Solder Metalurgia e Mineração Ltda.	CFSP	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.		Tin
Yunnan Tin Group (Holding) Company Limited	CFSP	Tin
A.L.M.T. Corp.		Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.†		Tungsten
Dayu Weiliang Tungsten Co., Ltd.		Tungsten
Fujian Jinxin Tungsten Co., Ltd.†	CFSP	Tungsten

Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.		Tungsten
Global Tungsten & Powders Corp.†	CFSP	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.†		Tungsten
H.C. Starck GmbH	CFSP	Tungsten
H.C. Starck Smelting GmbH & Co.KG	CFSP	Tungsten
HC Starck		Tungsten
HC Starck GmbH		Tungsten
Hunan Chenzhou Mining Group Co., Ltd.†		Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP	Tungsten
Japan New Metals Co., Ltd.†	CFSP	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP	Tungsten
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.		Tungsten
Jiangxi Rare Metals Tungsten Holding Group Co., Ltd.		Tungsten
Jiangxi Rare Metals Tungsten Holding Group Co., Ltd.		Tungsten
Jiangxi Richsea New Materials Co., Ltd.		Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.†		Tungsten
Kennametal Inc.		Tungsten
Kennametal Inc.		Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CFSP	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.		Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.†	CFSP	Tungsten
Wolfram Bergbau und Hütten AG†	CFSP	Tungsten
Wolfram Company CJSC		Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CFSP	Tungsten
Xiamen Tungsten Co., Ltd.	CFSP	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.†		Tungsten
Zhuzhou Cemented Carbide Group Co Ltd		Tungsten

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Smelter Country	METAL	Smelter Country	METAL
UNITED STATES	Gold	JAPAN	Tantalum
AUSTRALIA	Gold	THAILAND	Tantalum
JAPAN	Gold	GERMANY	Tantalum
GERMANY	Gold	MEXICO	Tantalum
UZBEKISTAN	Gold	BRAZIL	Tantalum
BRAZIL	Gold	INDIA	Tantalum
SWITZERLAND	Gold	ESTONIA	Tantalum

TURKEY	Gold	AUSTRIA	Tantalum
PHILIPPINES	Gold	RUSSIAN FEDERATION	Tantalum
SWEDEN	Gold	SOUTH AFRICA	Tantalum
MEXICO	Gold	KAZAKHSTAN	Tantalum
CANADA	Gold	UNITED STATES	Tin
ITALY	Gold	CHINA	Tin
CHINA	Gold	BRAZIL	Tin
CHILE	Gold	INDONESIA	Tin
KOREA, REPUBLIC OF	Gold	BOLIVIA	Tin
RUSSIAN FEDERATION	Gold	POLAND	Tin
SOUTH AFRICA	Gold	RUSSIAN FEDERATION	Tin
HONG KONG	Gold	MALAYSIA	Tin
KAZAKHSTAN	Gold	BELGIUM	Tin
KYRGYZSTAN	Gold	PERU	Tin
SAUDI ARABIA	Gold	JAPAN	Tin
SINGAPORE	Gold	THAILAND	Tin
INDONESIA	Gold	TAIWAN	Tin
NETHERLANDS	Gold	JAPAN	Tungsten
SPAIN	Gold	CHINA	Tungsten
TAIWAN	Gold	UNITED STATES	Tungsten
THAILAND	Gold	GERMANY	Tungsten
BELGIUM	Gold	VIET NAM	Tungsten
CHINA	Tantalum	AUSTRIA	Tungsten
UNITED STATES	Tantalum	RUSSIAN FEDERATION	Tungsten

Micropac Industries intends to continue to work with our suppliers to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that the necessary Conflict Minerals sourced from Covered Countries do not finance or benefit armed groups.